UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 18, 2011

ECOLIVEGREEN CORP.

(Exact name of registrant as specified in its charter)

Florida	333-157459	26-3941151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-599-3672

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

As of November 18, 2011, ECOLIVEGREEN CORP. (the “Company”) issued 820,000 restricted shares of its common stock in payment of liabilities and services for a price of $0.05 per common share for a total of $41,000 as follows:

Name	Shares Issued	Amount
Steven Adelstein – related party	500,000	$ 25,000
Tammi Shnider	270,000	$ 13,500
Various Others (3 individuals)	50,000	$ 2,500
Total	820,000	$41,000

All 820,000 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoLiveGreen Corp.

Date: November 18, 2011	By: /s/ Len Bryan
Len Bryan, President